UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 29, 2004

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2500 Wilcrest, 5th Floor, Houston, Texas 77042

 (Address of principal executive offices and zip code)

(713) 780-4754

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Item 5.    Other Events.

On July 29, 2004, the Company issued a press release announcing that Michael Macaluso, Chief Executive Officer, will be presenting at the Adams Harkness 24th Annual Summer Seminar on Thursday, August 5, 2004 at 3:00 PM, EDT at the Marriott Long Wharf, Boston, Massachusetts.  The reader is advised to read the press release in its entirety.

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: July 29, 2004	By:	/s/ Jeffrey W. Tomz
Chief Financial Officer